Exhibit 99.1

Venu Holding Corporation Reports Second Quarter 2025 Financial Results

Total assets increased to $242.0 million, up 36% or $63.6 million, from year-end 2024

Colorado Springs, CO- August 14, 2025- (BUSINESS WIRE) Venu Holding Corporation (“VENU” or the “Company”) (NYSE American: VENU), a developer, owner, and operator of upscale live music venues and premium hospitality destinations, announced today its second quarter and six months results for the period ended June 30, 2025.

“This quarter was about execution and acceleration,” said J.W. Roth, Founder, Chairman & CEO of VENU.

“Our pipeline is roaring.” Roth continued. “We’re in conversations with 38 municipalities nationwide that are interested in seeing VENU within their community. We broke ground on our 20,000-seat year-round Sunset Amphitheater in McKinney and advanced key projects across Colorado, Oklahoma, and Texas. We are well on our way to opening three new outdoor amphitheaters in 2026 and one new indoor entertainment campus, with potentially four more in 2027.”

“Our capital strategy is equally robust. We’ve engaged Texas Capital Securities on private debt financing options intended to accelerate amphitheater construction, with expected total commitments of approximately $200 million. Demand for VENU’s long-term, income-producing Luxe FireSuite fractional ownerships is unlike anything we’ve seen before. Our triple-net real estate lease program, launched in May with Sands Investment Group, has exceeded our expectations. For a brand-new asset class, the reception has been phenomenal. We’ve already surpassed record FireSuite sales, and with projections pushing toward our goal of $200 million, it’s clear we’re building something that’s changing the game.”

“Here’s the deal: VENU is changing the live entertainment industry forever. From expanding our partnership with Aramark Sports + Entertainment to making waves with our Billboard announcement, every move is part of a bigger play. Behind the scenes, we are stacking our roster, scaling smarter, forging game-changing alliances, developing next-gen revenue models, and doing whatever it takes. What’s coming next will shatter expectations and redefine the industry as we know it. Here we go!”

Financial Highlights for the Second Quarter of 2025 and the Six-Month Period Ended June 30, 2025

●	Total assets increased to $242.0 million, up $63.6 million or 36%, as of June 30, 2025, from $178.4 million at December 31, 2024.

●	Property and equipment increased to $199.2 million, up $62.0 million or 45%, as of June 30, 2025, from $137.2 million at December 31, 2024.

●	Luxe FireSuite and Aikman Club sales reached $61.3 million through June 30, 2025, up $15.5 million or 34%, from $45.8 million from June 30, 2024. This included sales of Luxe FireSuites through traditional cash sales, fractional financing, and the start of triple-net lease interests in FireSuites, as well.

●	Total revenue of $4,487,307 rose 7% or $312,069 for the three months ended June 30, 2025 compared to the three months ended June 30, 2024 of $4,175,238. The overall increase in the three months ended June 30, 2025 was primarily attributable to Ford Amphitheater being open in the three months ended June 30, 2025 compared to not yet being open for the three months ended June 30 2024.

●	Amphitheater operations generated net revenue to Venu (defined as profit after Venu’s split with AEG Presents Rocky Mountains, the operator of the amphitheater), with receipts from our naming rights agreements (which are outside of Venu’s AEG partnership agreement), combined for $597,712 for the three months ended June 30, 2025.

●	Over the 2025 season of 10 shows at Ford Amphitheater through June 30, 2025, this location generated gross receipts of $4.7 million. These gross receipts, which are inclusive of ticket sales, concessions, ticketing fees, premium upgrades, as well as other receipts, are subject to the split with AEG.

●	The Ford Amphitheater had more than 35,000 attendees for the first 10 shows through June 30, 2025, with an average ticket price of $135.

Operational Highlights for Q2 and Subsequent Events:

●	May 2025

○	Kicked off the first full season of the Pollstar-nominated Ford Amphitheater in Colorado Springs, CO, completing the first 10 shows on the path to a full calendar outdoor concert season.

●	June 2025

○	In partnership with the City of McKinney, the McKinney Economic Development Corporation, and the McKinney Community Development Corporation, held a grand groundbreaking ceremony for the ultra-lux 20,000-seat Sunset Amphitheater powered by EIGHT Elite Light Beer, marking a new area for live music in North Texas. The event featured a legendary song swap from some of Texas’s most beloved singer-songwriters, Robert Earl Keen and Turnpike Troubadours’ Evan Felker
○	Announced a three-year industry alliance with global music authority, Billboard, to spotlight our fan-founded, fan-owned model through high-profile collaborative industry experiences. At the forefront of the partnership is the newly minted ‘Disruptor Award,’ presented by VENU to honor artists, creators, and industry leaders with bold ideas shaping the future of music, inspired by VENU Founder, Chairman, and CEO, J.W. Roth.
○	Formed a multi-venue partnership, including an equity investment in VENU with Aramark Sports + Entertainment, to deliver a market-leading standard for guest experiences across flagship amphitheaters in Oklahoma, Texas, and Colorado. Under the agreement, Aramark will provide food and beverage, retail, and facilities management services, enhancing VENU’s signature premium fan-first offerings such as Luxe FireSuites and the members-only Aikman and Owners’ Clubs.

●	July 2025

○	Appointed Texas Capital Securities as exclusive financial advisor to arrange approximately $200 million in potential private capital debt financing intended to accelerate amphitheater construction in Texas and Oklahoma. Supporting a significant backlog of Luxe Firesuite receivables, having sold more than $75 million in 2024, and expected to reach $200 million outside of triple-net (NNN) real estate lease opportunities in 2025.
○	As announced back in May, VENU’s partnership with Sands Investment Group to offer triple-net (NNN) real estate lease opportunities for Luxe FireSuites has generated extraordinary demand, surpassing expectations. Based on the early trajectory, the program is projected to deliver more than $100 million in additional annual capital.

Conference Call Details

Thursday, August 14, 2025, at 4:30 p.m. Eastern Time
USA/Canada Toll-Free Dial-In Number:	(800) 715-9871
International Toll Dial-In Number:	+1 (646) 307-1963
Conference ID: 9521412
Conference Call Replay - available through August 14, 2026, at https://investors.venu.live

About Venu Holding Corporation

Venu Holding Corporation (“VENU”) (NYSE American: VENU), founded by Colorado Springs entrepreneur J.W. Roth, is a premier hospitality and live music venue developer dedicated to building luxury, experience-driven entertainment destinations. VENU’s campuses in Colorado Springs, Colorado, and Gainesville, Georgia, each feature Bourbon Brothers Smokehouse and Tavern, The Hall at Bourbon Brothers, and, unique to Colorado Springs, the more than 9,000-seat Ford Amphitheater and Roth’s Sea and Steak. Expanding with new Sunset Amphitheaters in Oklahoma and Texas, VENU’s upcoming large-scale venues will host between 12,500 and 20,000 guests, continuing VENU’s vision of redefining the live entertainment experience. Click here for company overview.

VENU has been recognized nationally by The Wall Street Journal, The New York Times, Denver Post, Billboard, VenuesNow, and Variety for its innovative and disruptive approach to live entertainment. Through strategic partnerships with industry leaders such as AEG Presents and NFL Hall of Famer and Founder of EIGHT Elite Light Beer, Troy Aikman, VENU continues to shape the future of the entertainment landscape. For more information, visit VENU’s website, Instagram, LinkedIn, or X.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including, without limitation, those set forth in the Company’s filings and reports with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Media Relations - Venu Holding Corporation (“VENU”)

Venu@giantnoise.com

Investor Relations - Venu Holding Corporation (“VENU”)

Chloe Hoeft, choeft@venu.live

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in US Dollars)

	As of
	June 30,	December 31,
	2025	2024
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$37,431,978	$37,969,454
Inventories	194,117	225,283
Prepaid expenses and other current assets	1,242,140	850,951
Total current assets	38,868,235	39,045,688
Other assets
Property and equipment, net	199,201,653	137,215,936
Intangible assets, net	177,917	211,276
Operating lease right-of-use assets, net	1,174,192	1,351,600
Investment in EIGHT Brewing	1,999,999	-
Investment in related parties	555,262	550,000
Security and other deposits	68,265	43,015
Total other assets	203,177,288	139,371,827
Total assets	$242,045,523	$178,417,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,501,312	$7,283,033
Accrued expenses	6,808,828	3,556,819
Accrued payroll and payroll taxes	156,709	262,387
Deferred revenue	1,888,889	1,528,159
Current portion of convertible debt	-	9,433,313
Current portion of operating lease liabilities	363,937	364,244
Current portion licensing liability	223,333	-
Current portion of long-term debt	337,938	2,101,501
Total current liabilities	14,280,946	24,529,456

Long-term portion of operating lease liabilities	842,775	1,020,604
Long-term licensing liability and other liabilities	8,483,056	7,950,000
Long-term convertible debt	2,990,175	-
Long-term debt, net of current portion	41,480,226	14,100,217
Total liabilities	$68,077,178	$47,600,277
Commitments and contingencies - See Note 14
Mezzanine Equity
Contingently Redeemable Convertible Cumulative Series B Preferred Stock, $0.001 par-675 authorized,675 issued and outstanding at June 30, 2025	$10,125,000	$-
Stockholders’ Equity
Preferred stock, $0.001 par - 5,000,000 authorized, none issued or outstanding	-	-
Series A Preferred Stock, $0.001 par - 4,750,000 authorized, none issued outstanding at June 30, 2025	-	-
Common stock, $0.001 par - 144,000,000 authorized, 40,080,292 issued and outstanding at June 30, 2025 and 37,471,465 issued and outstanding at December 31, 2024	40,080	37,472
Class B common stock, $0.001 par - 1,000,000 authorized, 379,990 issued and outstanding at June 30, 2025 and December 31, 2024	379	379
Additional paid-in capital	168,490,516	144,546,368
Accumulated deficit	(76,842,171)	(47,361,208)
	$91,688,804	$97,223,011
Treasury Stock, at cost - 276,245 shares at June 30, 2025 and December 31, 2024	(1,500,076)	(1,500,076)
Total Venu Holding Corporation and subsidiaries equity	$90,188,728	$95,722,935
Non-controlling interest	73,654,617	35,094,303
Total stockholders’ equity	$163,843,345	$130,817,238
Total liabilities and stockholders’ equity	$242,045,523	$178,417,515

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in US Dollars)

Unaudited

	For the three months ended		For the six months ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenues
Restaurant including food and beverage revenue, net	$2,545,178	$2,824,092	$4,590,094	$5,404,194
Event center ticket and fees revenue, net	1,274,312	1,335,761	2,254,751	2,660,656
Rental and sponsorship revenue, net	667,817	15,385	1,141,621	50,131
Total revenues, net	$4,487,307	$4,175,238	$7,986,466	$8,114,981
Operating costs
Food and beverage	613,546	643,857	1,111,386	1,248,412
Event center	929,498	700,188	1,653,562	1,291,470
Labor	1,118,884	1,138,564	2,117,831	2,205,962
Rent	409,959	421,678	774,336	642,564
General and administrative	8,463,946	325,473	15,204,257	8,574,962
Equity compensation	1,883,762	4,688,372	13,224,382	10,254,826
Depreciation and amortization	1,374,412	609,329	2,749,776	1,215,793
Total operating costs	$14,794,007	$8,527,461	$36,835,530	$25,433,989

Loss from operations	$(10,306,700)	$(4,352,223)	$(28,849,064)	$(17,319,008)

Other income (expense), net
Interest expense	(2,008,284)	(1,150,221)	(3,058,656)	(1,555,186)
Other expense	(45,725)	-	(45,725)	(2,500,000)
Interest income	24,291	200,779	151,777	226,510
Other income	32,824	32,500	65,324	62,500
Total other expense, net	(1,996,894)	(916,942)	(2,887,280)	(3,766,176)

Net loss	$(12,303,594)	$(5,269,165)	$(31,736,344)	$(21,085,184)

Net loss attributable to non-controlling interests	(886,361)	(748,066)	(2,255,381)	(965,147)

Preferred stock dividend	16,875	-	16,875	-

Net loss attributable to common stockholders	$(11,400,358)	$(4,521,099)	$(29,464,088)	$(20,120,037)

Weighted average number of shares of Class B common stock, outstanding, basic and diluted	379,990	383,737	379,990	1,069,348
Basic and diluted net loss per share of Class B common stock	$(0.30)	$(0.13)	$(0.77)	$(0.59)

Weighted average number of shares of Class C common stock, outstanding, basic and diluted	-	64,115	-	13,427,266
Basic and diluted net loss per share of Class C common stock	$-	$(0.13)	$-	$(0.59)

Weighted average number of shares of Class D common stock, outstanding, basic and diluted	-	34,901,392	-	19,733,631
Basic and diluted net loss per share of Class D common stock	$-	$(0.13)	$-	$(0.59)

Weighted average number of shares of Common stock, outstanding, basic and diluted	37,984,523	-	37,738,020	-
Basic and diluted net loss per share of Common stock	$(0.30)	$-	$(0.77)	$-

VENU HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in US Dollars)

	For the six months ended June 30,
	2025	2024
Net loss	$(31,736,344)	$(21,085,184)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity issued for interest on debt	291,680	229,400
Equity based compensation	13,024,382	3,255,506
Equity issued for services	277,900	7,000,000
Project abandonment loss	-	668,402
Amortization of debt discount	2,332,923	1,134,815
Non cash lease expense	184,741	268,635
Depreciation and amortization	2,749,776	1,215,793
Noncash financing expense	-	2,500,000
Non cash interest	496,583	-
Changes in operating assets and liabilities:
Inventories	31,166	(25,922)
Prepaid expenses and other current assets	(391,189)	(28,097)
Security deposit	(25,250)	325,026
Accounts payable	(2,781,721)	7,829,502
Accrued expenses	3,235,134	(142,528)
Accrued payroll and payroll taxes	(105,678)	(98,149)
Deferred revenue	360,730	506,378
Operating lease liabilities	(185,469)	(235,819)
Licensing liabilities	756,389	2,800,000
Net cash used in operating activities	(11,484,247)	6,117,758
Cash flows from investing activities
Purchase of property and equipment	(37,211,382)	(31,259,314)
Investment in EIGHT Brewing	(1,999,999)	-
Investment in related party	(5,262)	-
Cash acquired in acquisition of 13141 BP	-	74,085
Net cash used in investing activities	(39,216,643)	(31,185,229)
Cash flows from financing activities
Proceeds from sale of non-controlling interest equity	24,454,237	22,895,000
Proceeds from issuance of Contingently Redeemable Convertible Cumulative Series B Preferred Stock	10,125,000	-
Distributions to non-controlling shareholders	(251,785)	(271,132)
Principal payments on long-term debt	(164,038)	(153,001)
Proceeds from issuance of shares	-	25,251,341
Proceeds from exercise of warrants	-	52
Payment for personal guarantee on convertible debt	-	(100,000)
Payment of promissory note	(2,000,000)	-
Receipt of convertible promissory note	18,000,000	-
Net cash provided by financing activities	50,163,414	47,622,260
Net (decrease) increase in cash and cash equivalents	(537,476)	22,554,789
Cash and cash equivalents, beginning	37,969,454	20,201,104
Cash and cash equivalents, ending	$37,431,978	$42,755,893
Cash paid for interest	$230,467	$189,992
Supplemental disclosure of non-cash operating, investing and financing activities:
Property acquired via convertible debt	$-	$10,000,000
Property acquired via promissory note	$25,000,000	$-
Conversion of convertible debt and interest to common equity	$25,000,000	$-
Debt discounts - warrants	$1,486,329	$3,000,140
Accrued preferred stock dividends	$16,875	$-